Exhibit 1.6


                          AMENDMENT, WAIVER AND JOINDER
                        TO REGISTRATION RIGHTS AGREEMENT

         This Amendment, Waiver and Joinder to Registration Rights Agreement (this "Agreement") is made and entered into as of April 8, 1999 by and among Iron Mountain Incorporated, a Delaware corporation (the "Company"), John J. Luger, Donna M. Luger, Mary Ann Montandon, George F. Luger and Lisa Luger Frey, as co-trustees of the Lisa Luger Frey GST Trust, Mary Ann Montandon, George F. Luger and Tanya Luger Paszkeicz, as co-trustees of the Tanya Luger Paszkeicz GST Trust, Mary Ann Montandon, George F. Luger and John J. Luger, Jr., as co-trustees of the John J. Luger, Jr. GST Trust, and Mary Ann Montandon and George F. Luger, as co-trustees of the Justin T. Luger GST Trust (collectively, the "Sellers"), and each of the stockholders party to the Registration Rights Agreement (as defined below) signatory hereto (the "Existing Stockholders").

         WHEREAS, the Company and certain of its Stockholders are parties to that certain Amended and Restated Registration Rights Agreement, dated as of June 12, 1997, as heretofore supplemented (the "Registration Rights Agreement");

         WHEREAS, in accordance with the terms of the Registration Rights Agreement, the Company and the Sellers desire to admit the Sellers as a Stockholder (this and other capitalized terms used herein without definition are used with the meanings given to such terms in the Registration Rights Agreement) under the Registration Rights Agreement;

         WHEREAS, the Company, the Sellers and Data Base, Inc. are party to that certain Stock Purchase Agreement, dated as of February 28, 1999 (the "Stock Purchase Agreement"), pursuant to which the Company has agreed to file a registration statement (the "Resale Registration Statement") under the Securities Act and Rule 415 promulgated thereunder pursuant to which the Sellers may sell shares of Common Stock to be issued to the Sellers under the Stock Purchase Agreement ("Acquisition Shares"); and

         WHEREAS, the Company has informed the Existing Stockholders that it is contemplating an underwritten public offering of shares of its Common Stock pursuant to its Registration Statement on Form S-3 (No. 333-44185) (the "Universal Shelf"), and that it may use a portion of the net proceeds of such offering to fund the repurchase of all or a portion of the Acquisition Shares, in addition to or in lieu of filing the Resale Registration Statement;

         NOW, THEREFORE, in consideration of the recitals, the mutual covenants and agreements herein contained, and other valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

         1. The Stock Purchase Agreement shall be an "Equity Agreement" for purposes of the Registration Rights Agreement. Notwithstanding the foregoing, only the Acquisition Shares to be issued to the Sellers thereunder shall be "Registrable Securities" for purposes of the Registration Rights Agreement.

         2.  Each  Seller   hereby  (i)  joins  in  and  becomes  party  to  the
Registration Rights Agreement as a Stockholder, (ii) agrees to be bound by and to perform all obligations of a



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Stockholder under the Registration Rights Agreement,  and (iii) agrees that such
Seller shall not assign such Seller's rights under the Registration Rights Agreement other than as expressly permitted by Section 9(a) to the contrary therein. For the avoidance of doubt, the Sellers collectively shall be considered a "Significant Stockholder" for purposes of the Registration Rights Agreement.

         3. Pursuant to Section 1(b) of the Registration Rights Agreement, the Sellers as a Significant Stockholder shall have the right to demand that the Company effect registration of all or part of the Registrable Securities held by the Sellers pursuant to said Section 1(b) on one occasion; provided, however, that such demand may not be made until the first anniversary of the closing under the Stock Purchase Agreement unless the Company has not consummated a public offering (the "Primary Offering") on or before the date which is 270 days after the closing in respect of which either (i) the Sellers have piggyback registration rights under Section 1(a) of the Registration Rights Agreement or
(ii) (a) the Company offers to the Sellers to apply a portion of the net proceeds from the Primary Offering to acquire the Acquisition Shares (at a purchase price equal to the public offering price less underwriting discounts and commissions) and (b) the Company repurchases not less than seventy-five percent (75%) of the Acquisition Shares that the Sellers have agreed to sell to the Company at the public offering price less underwriting discounts and commissions, in which case the Sellers shall be entitled to exercise such demand on or after the 271st day following such closing.

         4. Notwithstanding anything in the Registration Rights Agreement, the rights of the Sellers under the Registration Rights Agreement will terminate on the sixth anniversary of the date hereof.

         5. Section 8 of the Registration Rights Agreement is hereby amended by adding the following definitions to be inserted in alphabetical order in such section:

         "Data Base Agreement" shall mean that certain Stock Purchase Agreement dated as of February 28, 1999 among the Company, the Luger Stockholders and Data Base, Inc.

         "Luger Stockholders" shall mean John J. Luger, Donna M. Luger, Mary Ann Montandon, George F. Luger and Lisa Luger Frey, as co-trustees of the Lisa Luger GST Trust, Mary Ann Montandon, George F. Luger and Tanya Luger Paszkeicz, as co-trustees of the Tanya Luger Paszkeicz GST Trust, Mary Ann Montandon, George
F. Luger and John J. Luger, Jr., as co-trustees of the John J. Luger, Jr. GST Trust, and Mary Ann Montandon and George F. Luger, as co-trustees of the Justin
T. Luger GST Trust.

         "Shelf Registration Statement" shall mean a registration statement under the Securities Act to register a maximum aggregate offering amount of the Company's securities, including the Common Stock, to be offered by the Company from time to time on a delayed basis, including without limitation its Registration Statement on Form S-3 (No. 333-44185) .

         6. Section 1(a) of the Registration Rights Agreement is hereby amended by adding the following sentence as the last sentence in clause (iii) of Section 1(a): "Notwithstanding the preceding sentence, until the earlier to occur of (i) the first anniversary of the closing under the Data Base Agreement, (ii) the consummation, after the closing under the Data Base Agreement, of a public offering of Common Stock by the Company in respect of which Stockholders had an

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opportunity to include  Registrable  Securities pursuant to this Section 1(a) or
(iii) the consummation, after the closing under the Data Base Agreement, of a public offering of Common Stock by the Company effected pursuant to a Shelf Registration Statement in respect of which the Company shall have offered to apply a portion of the net proceeds of which to acquire from the Luger Stockholders the Registrable Securities held by the Luger Stockholders at a purchase price equal to the public offering price less underwriting discounts and commissions (it being understood that (w) the Company shall be entitled to sell all shares of Common Stock it desires for its account prior to selling shares of Common Stock to satisfy its offer to repurchase Registrable Securities from the Luger Stockholders, (x) if the Luger Stockholders accept such offer, the Company shall use its reasonable best efforts to sell a sufficient quantity of Common Stock in such offering to provide for the shares of Common Stock it intended to sell for its own account as well as to repurchase such Registrable Shares from the Luger Stockholders, subject, however, to downsizing the offering upon receipt from the underwriters of an opinion of the type referenced to in
the  immediately   preceding  sentence,   (y)  notwithstanding  such  offer  and
acceptance or agreement to use reasonable best efforts, the Company shall not be required to consummate such offering and it may, at any time prior to the closing of such offering, determine not to offer the securities to which the Shelf Registration Statement relates without liability to the Luger Stockholders and (z) if the Company, due to any such downsizing, is unable to acquire at least 75% of the Registrable Securities that the Luger Stockholders agreed to sell to the Company at the public offering price less underwriting discounts and commissions, then this clause (iii) shall not be deemed to have been satisfied until the Company shall have consummated an additional offering under a Shelf Registration Statement that satisfies the conditions set forth in this clause
(iii) and this parenthetical, other than clause (z) of this parenthetical), in the event of any limitation on the number of shares of Common Stock to be imposed on Stockholders, the number of shares of Common Stock to be included in such offering by Stockholders shall be included in the following order: (i) first, the Registrable Securities held by the Luger Stockholders and (ii) second, pro rata among the holders of Registrable Securities, other than the Luger Stockholders based on the value (based upon the proposed public offering price) of the respective numbers or amount of Registrable Securities as to which registration has been requested by such Stockholders."

         7. Section 5(a)(i) is hereby amended and restated in its entirety to read as follows:

                  "(i) shall continue until the later to occur of the following:
         (A) such time as Sullivan & Worcester LLP or other counsel for the Company knowledgeable in securities law matters and reasonably acceptable to such Stockholder has delivered a written opinion to the Company and such Stockholder (or group of related Stockholders) to the effect that such Stockholder has no further obligation to comply with the registration requirements of the Securities Act or to deliver a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act in connection with further sales by such Stockholder of Registrable Securities, and (B) such Stockholder owns less than 3% of the outstanding Common Stock and is able to sell all of the Registrable Securities owned by him pursuant to the provisions of Rule 144 under the Securities Act in a three-month period (but, notwithstanding the foregoing, in no event will the Company's obligations with respect to rights of registration of the Luger Stockholders and each Stockholder who is a party to this Agreement on the date of this Amendment, terminate as a result of this clause (i) until the third anniversary of the date such Stockholder or group of related Stockholders became party to this Agreement); and"

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         8. Each of the Existing  Stockholders hereby consents, on behalf of all
Stockholders, to the Resale Registration Statement and waives, on behalf of all Stockholders, any right it or he may have under the Registration Rights
Agreement  to  include   Registrable   Securities  in  the  Resale  Registration
Statement.

         9. Each of the Existing Stockholders hereby waives, on behalf of all Stockholders, any right it or he may have under the Registration Rights Agreement to include Registrable Securities in any offering or offerings of Common Stock to be effected by the Company pursuant to the Universal Shelf so long as the Company offers to acquire from the Luger Stockholders all or any portion of Registrable Securities held by them as contemplated by clause (iii) of the sentence being added to the Registration Rights Agreement in accordance with Paragraph 6 hereof.

         10. The provisions of Paragraph 9 hereof shall be effective upon the date first written above. The provisions of Paragraphs 1 through and including 8 hereof shall be effective upon the closing under the Stock Purchase Agreement.

         11. Except to the extent specifically amended and supplemented hereby, the provisions of the Registration Rights Agreement shall remain unmodified. The Registration Rights Agreement, as amended and supplemented hereby, is confirmed as being in full force and effect. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the Commonwealth of Massachusetts and shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.



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         IN WITNESS  WHEREOF,  the  parties  have caused  this  Agreement  to be executed as of the date first above written.

                                   IRON MOUNTAIN INCORPORATED


                                   By: /s/ C. Richard Reese
                                         Name:
                                         Title:


                                   SCHOONER CAPITAL CORPORATION


                                   By: /s/ Vincent J. Ryan
                                      Name:  Vincent J. Ryan


                                   /s/ Vincent J. Ryan
                                   Vincent J. Ryan


                                       -5-

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                                   /s/ C. Richard Reese
                                   C. Richard Reese


                                   /s/ Eugene B. Doggett
                                   Eugene B. Doggett


                                   /s/ B. Thomas Golisano
                                   B. Thomas Golisano


                                   /s/ Kent P. Dauten
                                   Kent P. Dauten




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                                   /s/ John J. Luger
                                   John J. Luger

                                   Mary Ann Montandon, George F. Luger and Lisa
                                   Luger Frey, as co-trustees of the LISA LUGER
                                   FREY GST TRUST


                                   By: /s/ Mary Ann Montandon
                                      Mary Ann Montandon, Trustee


                                   By: /s/ George F. Luger
                                      George F. Luger, Trustee


                                   By: /s/ Lisa Luger Frey
                                      Lisa Luger Frey, Trustee

                                   Mary Ann Montandon, George F. Luger and Tanya Luger Paszkeicz, as co-trustees of the TANYA LUGER PASZKEICZ GST TRUST


                                   By: /s/ Mary Ann Montandon
                                      Mary Ann Montandon, Trustee


                                   By: /s/ George F. Luger
                                      George F. Luger, Trustee


                                   By: /s/ Tanya Luger Paszkeicz
                                      Tanya Luger Paszkeicz, Trustee



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                                   Mary Ann Montandon, George F. Luger and  John
                                   J. Luger, Jr., as co-trustees of the JOHN J. LUGER, JR. GST TRUST


                                   By: /s/ Mary Ann Montandon
                                      Mary Ann Montandon, Trustee


                                   By: /s/ George F. Luger
                                      George F. Luger, Trustee


                                   By: /s/ John J. Luger, Jr.
                                      John J. Luger, Jr., Trustee

                                   Mary Ann Montandon  and  George F. Luger,  as
                                   co-trustees   of  the  JUSTIN  T.  LUGER  GST
                                   TRUST


                                   By: /s/ Mary Ann Montandon
                                      Mary Ann Montandon, Trustee


                                   By: /s/ George F. Luger
                                      George F. Luger, Trustee

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